Exhibit 10.2

Award Agreement to
Weatherford International plc
2020 Long-Term Cash Incentive Plan

Participant: [Name]
Award Date: [●]
Cash Award Value: $[●]

Section 1 – Grant of Cash Award. Upon and subject to the terms and conditions set forth in this Award Agreement (the “Award Agreement”) and in the Weatherford International plc 2020 Long-Term Cash Incentive Plan (as amended, restated, or otherwise modified from time to time, the “Plan”), Weatherford International plc, an Irish public limited company, and its successors (“Weatherford” or the “Company”), hereby grants to the Participant whose name is set forth above a Cash Award under the Plan, as set forth above.

Section 2 – Effect of Plan. The Cash Award granted to the Participant is subject to all of the provisions of the Plan and this Award Agreement, which are incorporated herein by reference, together with all rules and determinations from time to time issued by the Committee pursuant to the Plan. Capitalized terms used in this Award Agreement and not defined herein shall have the meanings assigned to such terms in the Plan.

Section 3 – Confidentiality and Restrictive Covenant Agreement. The Participant acknowledges and agrees that as a condition of the grant of this Cash Award and of this Award Agreement, in addition to execution and delivery of this Award Agreement, the Participant shall be required to execute and deliver to the Company (within five (5) calendar days of the Award Date) a Confidentiality and Restrictive Covenant Agreement in the form substantially attached hereto as Exhibit A (the “Confidentiality Agreement”) and incorporated herein by reference.

Section 4 – Notices. Any notice hereunder shall be in writing, and shall be delivered either by personal delivery, by facsimile, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the address indicated below on the execution page of this Award Agreement, and to the Participant at the Participant’s physical address or to such number most recently on file with the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

Section 5 – Clawback. The Participant shall be subject to the Company's clawback, forfeiture or other similar policies in accordance with Section 10.5 of the Plan. By accepting this Cash Award, the Participant is deemed to have acknowledged and consented to the Company's application, implementation and enforcement of any such policy adopted by the Company, whether adopted prior to or following the Award Date (and any provision of applicable law relating to reduction, cancellation, forfeiture or recoupment), and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action by the Participant.

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Section 6 – Governing Law. This Award Agreement shall be governed by the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof.

Section 7 – Binding Effect; Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Cash Award, prospectively or retroactively; provided that no such amendment shall materially and adversely affect the Participant’s rights under this Award Agreement without the Participant’s consent.

Section 8 - No Right to Continued Service. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to continued employment or service. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment at any time for any reason.

Section 9 – Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Section 10 – Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant in the Plan.

Section 11 – Acknowledgement. The Participant acknowledges receipt of a copy of the Plan, represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions hereof and thereof. The Participant further acknowledges and agrees that the Participant has reviewed this Award Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of tax and legal counsel prior to executing this Award Agreement, and fully understands all provisions of this Award Agreement and the Plan.
Section 12 – Entire Agreement. The Plan, this Agreement, and the Confidentiality Agreement constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Award Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Award Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Company and the Participant.
Section 13 – Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[signature pages follow]

2

Weatherford International plc

By:

Title:
Address:

DATED:            SIGNED:
                PARTICIPANT

Signature Page to 2020 Long-Term Cash Incentive Plan Award Agreement

EXHIBIT A
CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT
THIS CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of [●], 2020 (the “Effective Date”), by and among Weatherford International, PLC (the “Company”), and [●] (“Participant”).
WITNESSTH:
WHEREAS, Participant desires to enter into this Agreement upon the terms and conditions hereafter set forth;

WHEREAS, in the continued course of Participant’s employment, the Company will disclose to the Participant and the Participant will receive certain non-public, confidential and proprietary information pertaining to the business of the Company and the Company Parties (as defined below), and the disclosure of such information to third parties would cause grave harm to the Company Parties; and
WHEREAS, Participant acknowledges and agrees that, as a condition of Participant’s participation in the Company’s 2020 Long Term Cash Incentive Plan (the “Plan”), Participant must execute the Award Agreement (the “Award Agreement”) and this Agreement, and that Participant’s right to participate in the Plan and Participant’s right to receive amounts under the Award Agreement, in accordance with the terms of each, constitute good and sufficient consideration for this Agreement.
NOW, THEREFORE, in consideration of Participant’s continued employment with the Company, access to Company goodwill and Confidential Information (as defined below), and in order to assure the confidentiality and proper use of the Confidential Information (as defined below) and other Company Property (as defined below), and the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Confidential Information.

(a)Except as authorized or directed by the Company in connection with the performance of Participant’s duties and obligations, Participant shall not, at any time during Participant’s employment with the Company or after Participant’s employment ends, directly or indirectly, (i) copy, disclose, utilize, exploit, or make available to any other person or entity any Confidential Information (as defined below) of any Company Party, that has come into Participant’s possession, custody, or control in the course of Participant’s employment with the Company, or (ii) use any such Confidential Information for Participant’s own personal use or advantage or the use or advantage of any other person or entity other than the Company, or make any such Confidential Information available to others.

(b)As used herein, “Confidential Information” means all confidential information, proprietary information, trade secrets, or other information (whether oral or written, whether maintained in hard copy, electronically, or otherwise) concerning, created by, or relating to any of the Company Parties (as defined below), including any and all information relating to the business, assets, operations, budgets, strategies, studies, compilations, policies, procedures, organization, processes, personal information (including personal information about any current or former employees, members, partners, principals, owners, officers, agents, business associates, or representatives of any of the Company Parties, or the family members of any of the foregoing), business developments, investment or business arrangements, negotiations, prospective or existing commercial agreements, costs, revenues,

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performances, research, profiles, valuations, valuation models or analyses, profits, tax or financial structure, positions or products, financial models, financial results or analyses, other financial affairs, actual or proposed opportunities, acquisitions, transactions or investments, results, assets, current or prospective suppliers, customers, clients, investors, marketers, advertisers, vendors, current or prospective supplier, customer, or client lists (including their identity, addresses, contact persons, and/or status, preferences, strategies, or needs), internal controls, diligence or vetting process, security procedures, contingencies, marketing plans, databases, pricing, risk management, credit files, strategies, techniques, methods of operation, market consultants, computer programs, passwords, patent applications, information technology infrastructure, products, services, systems, designs, inventions, any information, documents, or materials related to oil and gas industry services and technology, to oil and gas industry exploration and production efforts, to oil and gas industry related contracts or agreements, to oil and gas industry drilling plans and potential drilling plans, or to areas of oil and gas field development interest, or any other information, documents, or materials that (i) may be identified as confidential or proprietary, (ii) is required to be maintained as confidential under governing law or regulation or under an agreement with any third parties, and/or (iii) would otherwise appear to a reasonable person to be confidential or proprietary. Confidential Information shall not include any information that is generally known to the public or is publicly available other than as a result of Participant’s breach of this Agreement. This Agreement also shall be treated as Confidential Information; provided that Participant shall be permitted to disclose the terms of Paragraphs 3, 5, 6, and 7 of this Agreement to any future prospective employers, business partners, or any other person or entity to whom Participant provides (or is seeking to provide) services after the termination of Participant’s employment for the purpose of informing such person or entity of Participant’s various continuing obligations to the Company Parties. For purposes of this Agreement, (A) “Company Entities” means the Company and each and all of the Company’s present, former, and future subsidiaries, parents, branches, divisions, related companies, affiliates, partner entities, and any successor or any permitted transferee thereof; and (B) “Company Parties” means, collectively, each and all of the Company Entities and each and all of their respective present, former, and future officers, directors, partners, principals, members, owners, shareholders, managing directors, employees, investors, fiduciaries, advisees, representatives, and agents.

(c)Notwithstanding anything herein to the contrary, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy shall prohibit Participant from, or expose Participant to criminal or civil liability under federal or state trade secret law for: (i) filing a charge or complaint with, communicating with, participating in any investigation or proceeding that may be conducted by, or otherwise directly or indirectly sharing any Company Entity’s trade secrets or other Confidential Information (except information protected by any Company Entity’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law (including but not limited to a whistleblower retaliation claim), whether in response to a subpoena or otherwise, without notice to the Company Entities; (ii) disclosing trade secrets in a complaint or other document filed in connection with a legal claim (including but not limited to a whistleblower retaliation claim), provided that the filing is made under seal, and any trade secret information is only disclosed pursuant to court order; (iii) discussing or disclosing information related to Participant’s general job duties or responsibilities and/or regarding Participant wages, as defined by applicable law; and/or (iv) in any way participating in any action seeking to rectify or address sexual harassment or other illegal conduct, or from making such good faith based allegations relating to sexual harassment, harassment, discrimination, or any other conduct prohibited by law, in accordance with the terms of this Agreement.

2.	Legal Process; Cooperation.

(a)    Except as provided in Paragraph 1, above, Participant agrees that in the event he or she is served with a subpoena, document request, interrogatory, or any other legal process that will or may require Participant to disclose any Confidential Information, whether during Participant’s employment or thereafter, Participant will immediately notify the General Counsel of the Company of such fact, in writing, and provide a copy of such subpoena, document request, interrogatory, or other legal process, and shall thereafter cooperate with the Company in any lawful response to such subpoena, document request, interrogatory, or legal process as the Company may request, unless such subpoena, document request, interrogatory, or other legal process (a) is from a court or governmental agency, and (b) explicitly prohibits Participant from doing so.

(b)    Participant agrees that during Participant’s employment with the Company and thereafter (regardless of whether Participant resigns or is terminated, or the reason for such resignation or termination), Participant shall provide reasonable and timely cooperation, without additional compensation, in connection with (i) any actual or threatened litigation, inquiry, review, investigation, process, or other matter, action, or proceeding (whether conducted by or before any court, regulatory, or governmental entity, or by or on behalf of any Company Party), that relates to events occurring during Participant’s employment at the Company or about which the Company otherwise believes Participant may have relevant information; (ii) the transitioning of Participant’s role and responsibilities to other personnel; and (iii) the provision of information in response to the Company’s requests and inquiries in connection with Participant’s separation. Participant’s cooperation shall include being available to (x) meet with and provide information to the Company Parties and their counsel or other agents in connection with fact-finding, investigatory, discovery, and/or pre-litigation or other proceeding issues, and (y) provide truthful testimony (including via affidavit, deposition, at trial, or otherwise) in connection with any such matter, all without the requirement of being subpoenaed. The Company shall try to schedule Participant’s cooperation pursuant to this Paragraph 2(b) so as not to unduly interfere with Participant’s other personal or professional pursuits

3.Company Property. Participant agrees and acknowledges that “Company Property” shall mean all property and resources of the Company Parties or any Company Party, including without limitation, Confidential Information, each Company Party’s products, each Company Party’s computer systems and all software, e-mail and databases, telephone and facsimile services and all other administrative and/or support services provided by the Company Parties. Participant further agrees that “Company Property” shall also include any information regarding processes, data, methods, information or other inventions, developments or improvements that Participant conceives, originates develops or creates, solely or jointly with others, during or as a result of Participant’s employment with the Company, and whether or not any of the foregoing also may be included within “Confidential Information” as defined under this Agreement. Upon termination of Participant’s employment (for any reason), or at any other time as the Company so requests, Participant agrees to deliver to the Company (and not retain any copies of) all property, proprietary materials, Confidential Information, documents, and computer media in any form (and all copies thereof) relating or belonging to any Company Party, including but not limited to all Company Property.

4.Work Product. Participant agrees that any and all developments, improvements, inventions, discoveries, creations, formulae, algorithms, processes, systems, interfaces, protocols, concepts, programs, products, risk management tools, methods, designs, and works of authorship, and any and all documents, information (including Confidential Information), or things relating thereto, whether patentable or not, within the scope of or pertinent to any business, research, or development in which the Company or any other Company Entity has been or is engaged or (if such is known to or ascertainable by Participant) considering engaging, which Participant has or may conceive, make, author, create, invent, develop, or reduce to practice, in whole or in part, during Participant’s employment with the Company or affiliation with any of the Company Parties, whether alone or working with others, whether during or outside of normal working hours, whether inside or outside of the Company’s offices, and whether with or without the use of the Company’s computers, systems, materials, equipment, or other property, shall be and remain the sole and exclusive property of the Company (the foregoing, individually and collectively, “Work Product”). To the maximum extent allowable by law, any Work Product subject to copyright protection shall be considered “works made for hire” for the Company under U.S. copyright law. To the extent that any Work Product that is subject to copyright protection is not considered a work made for hire, or to the extent that Participant otherwise has or retains any ownership or other rights in any Work Product (or any intellectual property rights therein) anywhere in the world, Participant hereby assigns and transfers to the Company all such rights, including the intellectual property rights therein, effective automatically as and when such Work Product is conceived, made, authored, created, invented, developed, or reduced to practice. The Company shall have the full worldwide right to use, assign, license, and/or transfer all rights in, with, to, or relating to Work Product (and all intellectual property rights therein). Participant shall, whenever requested to do so by the Company (whether during Participant’s employment or thereafter), execute any and all applications, assignments, and/or other instruments, and do all other things (including cooperating in any matter or giving testimony in any legal proceeding) which the Company may deem necessary or appropriate in order to (i) apply for, obtain, maintain, enforce, or defend patent, trademark, copyright, or similar registrations of the United States or any other country for any Work Product; (ii) assign, transfer, convey, or otherwise make available to the Company any right, title, or interest which Participant might otherwise have in any Work Product; and/or (iii) confirm the Company’s right, title, and interest in any Work Product. Participant shall promptly communicate and disclose all Work Product to the Company and, upon request, report upon and deliver all such Work Product to the Company. Participant shall not use or permit any Work Product to be used for any purpose other than on behalf of the Company Entities, whether during Participant’s employment or thereafter.

5.Non-Solicitation. Participant agrees that during Participant’s employment with the Company and for the twelve (12) month period following the termination of Participant’s employment (regardless of whether Participant resigns or is terminated, or the reason for any such resignation or termination) (the “Non-Solicit Restricted Period”), Participant shall not, without the express written consent of an officer of the Company (which consent may be granted or withheld in the Company’s sole and absolute discretion), whether on behalf of or for the benefit of Participant or any other person or entity, whether as a Participant, principal, partner, owner, officer, director, individual, member, consultant, contractor, volunteer, representative, agent, or in any other capacity whatsoever, and whether or not for compensation, directly or indirectly:
(a)(i) solicit, induce, or encourage the resignation or termination of, or attempt to solicit, induce, or encourage the resignation or termination of, any member, partner, principal, owner, officer, director, employee, contractor, consultant, or other business relation of any of the Company Parties; (ii) interfere, or attempt to interfere, in any way with the relationship between any of the Company Parties, on the one hand, and any of their respective members, partners, principals, owners, officers, directors, employees, contractors, consultants, or other business relations on the other hand; or (iii) solicit, hire, recruit, employ, engage, or retain; or allow Participant’s name to be used in connection with the solicitation, hiring, recruiting, employing, engaging, or retention of, any person or entity who as of such date, or at some time during the twelve (12) months preceding such date, is or was a member, partner, principal, owner, officer, director, employee, contractor, consultant, or other business relation of any of the Company Parties;
(b)(i) (A) solicit any person or entity that is a client or customer of any Company Entity or was a client or customer of any Company Entity at any time during the twelve (12) months preceding such date (collectively, a “Protected Client”) or person or entity that any of the Company Entities has solicited within the twelve (12) months prior to such solicitation (“Potential Client”) relating to the business of any of the Company Entities, or (B) accept, participate in accepting, or aid, assist, or direct anyone in procuring or accepting, any business from any Protected Client or Potential Client, provided, however, that the restrictions in this Paragraph 5(b)(i) shall only apply to any such Protected Client or Potential Client that, during the twelve (12) months preceding the termination of Participant’s employment, Participant had contact with, or Participant had access to Confidential Information in connection with; or (ii) interfere with, diminish, appropriate, seize, solicit, divert, or usurp any business, commercial, investment, financial, strategic, or other opportunity of, or relating to, any of the Company Parties, or any opportunity or project of which Participant became aware or on which Participant worked while employed by the Company or while affiliated with any of the Company Parties (including as an employee, officer, director, manager, adviser, consultant, contractor, representative, agent or otherwise).
6.Non-Competition. Participant acknowledges that during the course of Participant’s employment with the Company, its subsidiaries, and affiliates, Participant will become familiar with the Company’s trade secrets and Confidential Information, that Participant will represent and embody the goodwill of the Company in Participant’s dealings with others, and that Participant’s services will be of special, unique, and extraordinary value to the Company, and, therefore, and as a further material inducement for the Company to continue to employ Participant, Participant agrees that during Participant’s employment with the Company and for the twelve (12) month period following the end of Participant’s employment (regardless of whether Participant resigns or is terminated, or the reason for any such resignation or termination) (the “Non-Competition Restricted Period”), Participant shall not, without the express written consent of an officer of the Company (which consent may be granted or withheld in the Company’s sole and absolute discretion), directly or indirectly: (i) own any equity or other ownership interest in any Competing Business (as defined below) anywhere in the Geographic Area (as defined below), (ii) manage, operate, finance, or control a Competing Business anywhere in the Geographic Area, or (iii) serve in a similar role or function as that which Participant performed for the Company (whether prior to the execution of this Agreement or after the execution of this Agreement), engage in duties, consult with, advise, or provide services or products to a Competing Business anywhere in the Geographic Area; provided, however, that nothing in this Agreement shall preclude Participant from investing Participant’s personal assets in the securities of any Competing Business if such securities are (i) traded on a national stock exchange or in the over-the-counter market and if such investment does not result in Participant beneficially owning, at any time, more than two percent (2%) of such Competing Business. As used in this Agreement, “Competing Business” means any business engaged in the provision of services, technology, and solutions to the oil and gas industry, including without limitation the development of oil and gas fields and their infrastructure, and the optimization of oil and gas production, in each case, in any country in the world where the Company does business (the “Geographic Area”), or which consults with, supports, or assists another business to do any of the foregoing. Competing Business shall include, but not be limited to, the following companies and any subsidiaries of or joint ventures of any of them: Schlumberger Limited; Halliburton Company; Baker Hughes, A GE Company; National-Oilwell Varco, Incorporated; Franks International NV; Liberty Lift LLC; Apergy Corporation; Lifting Solutions Incorporated; National Energy Services Reunited Corporation; AlMansoori Specialized Engineering

Company LLC; Oil Serv; Tendeka B V; Odjfell SE; New Tech Services, Incorporated; Pruitt Optimal MPD Services; Beyond Energy Services and Technology Corporation; Stasis Drilling Solutions; AFGlobal Corporation; SafeKick; Superior Energy Services; Parker Drilling and its subsidiaries; Nabors Industries Limited.

7.Non-Disparagement; Non-Publicity. Except as provided in Paragraph 1 above, Participant agrees that, both during and after Participants’ employment, (a) Participant will not, whether in private or in public, directly or indirectly, make, publish, encourage, ratify, or authorize, or aid, assist, or direct any other person or entity in making or publishing, any statements that in any way defame, criticize, malign, impugn, reflect negatively on, or disparage any Company Party, or place any Company Party in a negative light, in any manner whatsoever; and (b) absent the explicit written approval of an officer of the Company, Participant will not (i) comment upon or discuss any of the Company Parties (whether disparagingly or otherwise) on any Media (as defined below); (ii) make any statement, posting, or other communication in, on, to or through any media (whether print, television, radio, the internet, social media, or with or through any reporter, blogger, “app” (such as Instagram, Snapchat, or the like), or otherwise, collectively “Media”) that purports to be on behalf of any Company Party, or which a third party may perceive (A) has been authorized, approved, or endorsed by a Company Party or (B) reflects the views of any Company Party; (iii) share, post, transmit, or upload any material related to any of the Company Parties (regardless of whether such comments, statements, or material are disparaging) with, to, through, or on any Media; (iv) utilize Participant’s Company email account on any Media or for any other non-work purpose, (v) utilize any Company Party’s logo, graphics, trade names, or trademarks on any Media or for any other purpose; (vi) provide any Company Party’s promotional material to any Media outlet; or (vii) aid, assist, or direct any other person or entity to do any of the foregoing.

8.Reasonableness/Tolling. Participant acknowledges that the restrictions set forth in Paragraphs 1 through 7 of this Agreement are fair and reasonable, and will not prevent Participant from earning a livelihood after leaving the Company’s employ. Participant recognizes that these restrictions are appropriate based on the nature of the services Participant will render, the access to the Company’s Confidential Information that Participant will enjoy, the access to the Company’s investors that Participant will have as a result of Participant’s employment and position with the Company, and the risk of unfair competition that the Company will face absent such restrictions. Participant agrees that should Participant breach any of the provisions of Paragraphs 5 and/or 6, above, the running of the Non-Solicit Restricted Period and/or the Non-Competition Restricted Period shall be tolled during the period of such breach.

9.Remedy for Breach. Participant agrees that Participant’s breach or threatened breach of any of the restrictions set forth in Paragraphs 1 through 7 of this Agreement will result in irreparable and continuing damage to the Company for which there is no adequate remedy at law. Thus, in addition to the Company’s right to arbitrate disputes hereunder (as set forth in Paragraph 10, below), the Company and the Company Parties shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Such relief shall be in addition to any and all other remedies, including damages, available to the Company and the Company Parties against Participant for such breaches or threatened breaches. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Paragraph 10 of this Agreement.

10.Arbitration

(a)    Except as provided in Paragraph 9 of this Agreement, Participant and the Company Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement; any employment or other agreement between Participant and any Company Party; any federal, state, local, or foreign statute, regulation, law, ordinance, or the common law (including but not limited to any law prohibiting discrimination); or in connection with Participant’s employment or the termination thereof; involving Participant, on the one hand, and any of the Company Parties, on the other hand, including both claims brought by Participant and claims brought against Participant, shall be submitted to binding arbitration before the American Arbitration Association (“AAA”) for resolution; provided that nothing herein shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. The parties further agree to arbitrate solely on an individual basis, that this Agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding, that the arbitrator may not consolidate more than one person’s claims and may not otherwise preside over any form of a representative or class proceeding, and that claims pertaining to different employees will be heard in separate proceedings. Such arbitration shall be conducted in accordance with AAA’s Employment Arbitration Rules and Procedures, as modified herein, and shall be conducted by a single arbitrator, who shall be a former partner at an “AmLaw 200” law firm based in Houston, TX, such arbitration will be conducted in Houston, TX, and the arbitrator will apply Texas law, including federal statutory law as applied in Texas courts. Except as set forth in Paragraph 9, above, the arbitrator, and not any federal, state, or local court or adjudicatory authority, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including but not limited to any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Paragraph 10 is void or voidable. The arbitral award shall be in writing, shall state the reasons for the award, and shall be final and binding on the parties. Except as otherwise provided herein, Participant shall treat any arbitration as strictly confidential, and shall not disclose the existence or nature of any claim or defense; any documents, correspondence, pleadings, briefing, exhibits, or information exchanged or presented in connection with any claim or defense; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the exception of Participant’s legal counsel (who Participant shall ensure complies with these confidentiality terms). In the event the Company or Company Parties substantially prevails in an action involving Participant’s breach of any provision of Paragraphs 1 through 7 hereunder, such party shall be entitled to an award including its reasonable attorneys’ fees and costs, to the extent such an award is permitted by law. The arbitrator otherwise shall not have authority to award attorneys’ fees or costs, punitive damages, compensatory damages, damages for emotional distress, penalties, or any other damages not measured by the prevailing party’s actual losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a claim is brought. In agreeing to arbitrate their claims hereunder, the parties hereby recognize and agree that they are waiving their right to a trial in court and/or by a jury.

(b)    In the event of any court proceeding to challenge or enforce an arbitrator’s award, the parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Texas; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. There shall be no interlocutory appeals to any court, or any motions to vacate any order of the arbitrator that is not a final award dispositive of the arbitration in its entirety, except as required by law. The parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding (and/or any proceeding under

Paragraph 9, above), agree to use their best efforts to file all Confidential Information (and documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

11.Entire Agreement; No Waiver. This Agreement replaces and supersedes any and all previous or existing agreements, arrangements, or understandings, whether oral or written, between Participant and any Company Entity with respect to the subject matters set forth herein. Participant specifically acknowledges and agrees that notwithstanding any discussions or negotiations Participant may have had with any of the Company Parties prior to the execution of this Agreement, Participant is not relying on any promises or assurances other than those explicitly contained in this Agreement with respect to the matters set forth herein. This Agreement contains the entire agreement and understanding of the parties with respect to the matters set forth herein, and the terms and conditions of Participant’s employment can be modified only in an agreement signed by Participant and an officer of the Company. No provision of this Agreement may be amended modified, waived, or discharged except as agreed to in a writing signed by both Participant and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12.Construction/Severability. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope, and “including” shall be construed as “including without limitation.” If any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. The terms of this Agreement shall survive the termination of Participant’s employment with the Company, regardless of whether Participant resigns or is terminated or the reason for any such resignation or termination.

13.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and/or to be performed in that State, without regard to any principles of conflicts of law.

14.Third Party Beneficiaries. Each of the Company Parties are intended to be, and are, third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement in accordance with its terms.

15.Successors and Assigns. This Agreement may be assigned by the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such assigned party. Participant may not assign or delegate Participant’s rights and/or obligations under this Agreement. Any purported assignment or delegation by Participant in violation of the foregoing shall be null and void ab initio and of no force or effect.

16.Counterparts. This Agreement may be executed in multiple counterparts, which together shall constitute one and the same agreement. Facsimile, pdf, and other true and accurate copies of this Agreement shall have the same force and effect as originals hereof.

17.Continuation of At-Will Relationship. Participant acknowledges and agrees that Participant’s employment is at-will and nothing in this Agreement alters the at-will status of the Participant’s employment with the Company. The Company also reserves the right to modify the terms, benefits, and conditions of Participant’s employment at any time.

<signature page follows>

ACCEPTED AND AGREED:

________________________________________
[Participant Name]
Date:

Weatherford International plc

By: _____________________________________
Name:
Title:
Date:

Signature Page to Confidentiality and Restrictive Covenant Agreement